EXHIBIT 99.1

CONSENT OF CENTERVIEW PARTNERS LLC

We hereby consent to the inclusion of our opinion letter dated September 17, 2006, as Annex C to, and the references thereto and use of our name in the letter to the stockholders of Premium Standard Farms, Inc. and under the captions “Summary — Opinion of Centerview Partners LLC,” “The Merger — Background of the Merger,” “The Merger — Recommendation of the PSF Board of Directors; Reasons for the Merger,” and “The Merger — Opinion of Centerview Partners LLC” in, the Proxy Statement/Prospectus of Premium Standard Farms, Inc. and Smithfield Foods, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Smithfield Foods, Inc.

By giving such consent we do not admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CENTERVIEW PARTNERS LLC

/s/ Centerview Partners LLC

New York, NY

December 13, 2006